Exhibit 99.1

October 20, 2004

Dear Investors and Analysts,

Please find attached the forward-looking guidance provided during our third quarter 2004 financial results conference call.

Respectfully,

Brad Ellsworth
Director
Investor Relations

Statements in this filing that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the future level of air travel demand, the Company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U. S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor negotiations both at other carriers and the Company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation.  Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this filing.

Year-over-year % Increase/(Decrease)

Capacity (ASMs)	Q4 04E	2004E	2005E

Domestic	3 - 4%	3%	1 - 3%
Pacific	13 - 14%	3%	—
Atlantic	11 - 12%	4%	—
System (Mainline)	6 - 7%	3%	2 - 4%
Airlink	32 - 33%	28%	24 - 26%

Year-over-year % Increase/(Decrease)

Statistics	Q4 04E	2004E

CASM excluding fuel*	(3%) - (4%)	(1%) - 1%
Fuel Gallons	5% - 6%	0% - 1%
Fuel Price (excluding taxes)	145-155 cts/gal	120-125 cts/gal

*Excludes benefits related to pilot tentative agreement not yet ratified.

Fuel Hedges - 30% of the fourth quarter 2004 fuel requirements hedged with caps at $40/bbl.  There are no other fuel hedges in place.

Fleet

The following fleet guidance includes all firm deliveries and scheduled retirements for the calendar year 2004 and 2005.

Aircraft	YE03	2004 Deliveries	2004 Retirements	YE04
B747	33	—	(10*** )	23
B747-F	12	—	—	12
A330	5	10	—	15
DC10	22	—	—	22
B757	72	—	—	72
A320	78	—	—	78
A319	70	—	—	70
DC9	165	—	(2)	163
RJ85*	35	—	—	35
CRJ**	76	38	(1)	113

Total Jet	568	48	(13)	603

Aircraft	YE04	2005 Deliveries	2005 Retirements	YE05
B747	23	—	—	23
B747-F	12	—	—	12
A330	15	3	—	18
DC10	22	—	—	22
B757	72	—	—	72
A320	78	—	—	78
A319	70	4	—	74
DC9	163	—	(7)	156
RJ85*	35	—	—	35
CRJ**	113	15	—	128

Total Jet	603	22	(7)	618

* Operated and subleased by Mesaba Aviation Inc.

** Operated and subleased by Pinnacle Airlines, Inc.

*** 10 B747-200 passenger aircraft that the Company does not presently intend to return to service

Capital Expenditures

	2004E	2005E
Aircraft capex (including RJs)	$1.6 B	$0.7 B
Non-aircraft capex	$0.1 B	$0.1 B
Gross capex	$1.7 B	$0.8 B
Capex net of financing	$0.2 B	$0.2 B

Pension guidance

2004E
Pension contributions	$253M
Pension expense	$435M

On both April and July 15, 2004, the Company contributed $84 million to these plans.  Subsequently on October 15, 2004, the Company contributed an additional $85 million, completing its funding obligation for the year.

For calendar year 2005, the Company anticipates that expense related to its qualified plans will be approximately $500 million and that required contributions will be near or below this level.

Proposed Sale of Orbitz

On September 29, 2004, Cendant Corporation ("Cendant"), Orbitz, Inc. ("Orbitz") and the airline owners of Orbitz entered into agreements which provide for the acquisition by Cendant of all the shares of Orbitz for $27.50 per share in cash.  The transaction is subject to regulatory and other approvals and the parties expect the transaction to close before year end.  Northwest currently holds 4,949,201 shares of class B common stock of Orbitz.  The Company anticipates that it will recognize a gain of approximately $110 million to $120 million on the sale of its Orbitz shares.